Exhibit 10.1
Amendment of the 2020 Stock Plan

Section 5(b)(i) of the Carnival Corporation 2020 Stock Plan (the “Plan”) is hereby amended in its entirely to read as follows:

(i) subject to Section 12 of the Plan, no more than 46,650,000 Shares (the “Absolute Share Limit”) shall be available for Awards under the Plan;

This amendment has been approved by the Boards of Directors of Carnival Corporation and Carnival plc and will become effective only if approved by their shareholders.

Approved by Boards of Directors: January 19, 2023
Approved by Shareholders: April 21, 2023